Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release June 30, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. SHAREHOLDERS APPROVE MERGER WITH HOMETOWN FINANCIAL GROUP, INC.

QUINCY, Massachusetts, June 30, 2022 – The shareholders of Randolph Bancorp, Inc. (the “Company” or “Randolph”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank, approved the proposed merger of Randolph Bancorp, Inc. and Hometown Financial Group, Inc. (“Hometown”) pursuant to the previously disclosed Agreement and Plan of Merger, dated as of March 28, 2022 (the “Merger Agreement”), at Randolph’s special meeting of shareholders held on June 29, 2022.

Subject to the terms of the Merger Agreement, Randolph will merge with and into Hometown (the “merger”), with Hometown surviving the merger, and Envision Bank will merge with and into Abington Bank, a wholly-owned subsidiary of Hometown, with Abington Bank as the surviving entity. At the effective time of the merger and in accordance with the terms and conditions of the Merger Agreement, Randolph’s shareholders will receive, in exchange for each share of Randolph common stock, $27.00 in cash, without interest.

The merger remains subject to regulatory approval and other customary closing conditions. The merger is expected to close in the fourth quarter of 2022.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, failure to obtain necessary regulatory approvals for the proposed transaction with Hometown; failure to satisfy any of the conditions to the proposed transaction with Hometown on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Randolph’s customers to the proposed transaction; ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on the Company’s employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the Small Business Administration’s Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

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